SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                            COVENANT TRANSPORT, INC.
                (Name of Registrant as Specified in its Charter)

                 The Covenant Transport, Inc. Board of Directors
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the Appropriate Box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1) Title of each class of securities to which transaction applies:   N/A
      (2) Aggregate number of securities to which transaction applies:      N/A
      (3) Price per unit or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11                       N/A
      (4) Proposed maximum aggregate value of transaction:                  N/A
      (5) Total Fee paid:                                                   N/A

[ ]   Fee paid previously with preliminary materials.                       N/A
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:                                           N/A
      (2) Form, Schedule or Registration Statement No.:                     N/A
      (3) Filing Party:                                                     N/A
      (4) Date Filed:                                                       N/A

                            COVENANT TRANSPORT, INC.
                             400 Birmingham Highway
                          Chattanooga, Tennessee 37419


                      ------------------------------------
                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2002
                      ------------------------------------


To Our Stockholders:

     The 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Covenant Transport, Inc., a Nevada corporation (the "Company"), will be held at the Company, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. Eastern Time, on Thursday, May 16, 2002, for the following purposes:

     1. To consider and act upon a proposal to elect seven (7) directors of the Company;

     2. To consider and act upon a proposal to ratify the selection of KPMG LLP as independent public accountants for the Company for 2002;

     3. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on March 25, 2002, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

     All Stockholders are cordially invited to attend the Annual Meeting.

                                 By Order of the Board of Directors,


                                 /s/ David R. Parker
                                 David R. Parker
                                 Chairman of the Board

Chattanooga, Tennessee 37419
April 15, 2002

                            COVENANT TRANSPORT, INC.
                             400 Birmingham Highway
                          Chattanooga, Tennessee 37419


                      ------------------------------------
                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 16, 2002
                      ------------------------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Covenant Transport, Inc., a Nevada corporation (the "Company"), to be used at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Company's headquarters, 400 Birmingham Highway, Chattanooga, Tennessee 37419 on Thursday, May 16, 2002, at 10:00 a.m. Eastern Time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The approximate date of mailing this Proxy Statement and the enclosed form of proxy is April 15, 2002.

     The enclosed copy of the Company's annual report for the fiscal year ended December 31, 2001, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                               PROXIES AND VOTING

     Only stockholders of record at the close of business on March 25, 2002 ("Stockholders"), are entitled to vote, either in person or by valid proxy, at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock are entitled to two votes for each share held. On March 25, 2002, there were issued and outstanding 11,752,553 shares of Class A Common Stock, par value one cent ($.01), entitled to cast an aggregate 11,752,553 votes on all matters subject to a vote at the Annual Meeting, and 2,350,000 shares of Class B Common Stock, par value one cent ($.01), entitled to cast an aggregate 4,700,000 votes on all matters subject to a vote at the Annual Meeting. The Company has a total of 14,102,553 shares of Common Stock outstanding, entitled to cast an aggregate 16,452,553 votes on all matters subject to a vote at the Annual Meeting. The number of issued and outstanding shares excludes approximately 1,437,567 shares of Class A Common Stock reserved for issuance under the Company's incentive stock plans, and other arrangements. Holders of unexercised options are not entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

     All proxies that are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the choices indicated. Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven
(7) years from the date of its execution. Any Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     Other than the election of Directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. If no direction is specified by the Stockholder, the proxy will be voted "For" the proposals as specified in this notice and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting, the Stockholders will elect seven directors to serve as the Board of Directors until the 2003 Annual Meeting of the Stockholders of the Company or until their successors are elected and qualified. The Company currently has seven directors: David R. Parker, Michael W. Miller, R.H. Lovin, Jr., William T. Alt, Robert E. Bosworth, Hugh O. Maclellan, Jr., and Mark A. Scudder. In the absence of contrary instructions, each proxy will be voted for the election of the existing directors.

     Information Concerning Directors and Executive Officers

     Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's current directors and other executive officers is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Covenant Transport, Inc., a Tennessee corporation. All executive officers are elected annually by the Board of Directors.

                NAME                   AGE                     POSITION                         DIRECTOR SINCE
David R. Parker                         44    Chairman of the Board, President, Chief                1985
                                              Executive Officer

Michael W. Miller                       44    Executive Vice President, Chief Operating              1995
                                              Officer, Director

R. H. Lovin, Jr.                        50    Vice President - Administration,                       1994
                                              Secretary, Director

Joey B. Hogan                           40    Senior Vice President and Chief Financial                -
                                              Officer

Ronald B. Pope                          57    Senior Vice President - Sales and Marketing              -

William T. Alt(1)(2)                    65    Director                                               1994

Robert E. Bosworth(1)(2)                54    Director                                               1998

Hugh O. Maclellan, Jr.(1)(2)            62    Director                                               1994

Mark A. Scudder(2)                      39    Director                                               1994

------------------------------------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

     David R. Parker has served as President since founding the Company in 1985 and as Chairman of the Board and Chief Executive Officer since 1994. He has guided the Company's growth from $7.7 million in 1986 to over $547 million in 2001. Mr. Parker was elected to the Board of Directors of the Truckload Carriers' Association in 1994.

     Michael W. Miller has served as the Company's Executive Vice President and Chief Operating Officer since 1997. He previously served as the Company's Vice President - Operations from 1993 to 1997 and in various other positions with the Company from 1987 to 1993. Prior to joining the Company, Mr. Miller operated his own cartage company from 1982 to 1986, served as a terminal manager for Interstate Systems from 1979 to 1982, and held the position of traffic manager for Jackson Manufacturing from 1975 to 1979.

     R. H. Lovin, Jr. has served as the Company's Vice President - Administration since May 1994 and Corporate Secretary since August 1995. Mr. Lovin previously served as the Company's Chief Financial Officer from 1986 to 1994. Before joining the Company, Mr. Lovin served as a comptroller/accountant for Perry Smith Company and Olin Chemical Co.

     Joey B. Hogan, the Company's Senior Vice President and Chief Financial Officer, joined Covenant in August 1997. He previously served as the Company's Treasurer. Prior to joining the Company, Mr. Hogan served as Chief Financial
Officer of The McKenzie Companies in Cleveland, Tennessee, a group of privately-owned companies. From 1986 to 1996, Mr. Hogan served in various capacities, including three years as Director of Finance, with Chattem, Inc., a publicly-held company, headquartered in Chattanooga, Tennessee, involved in the manufacturing and marketing of over-the-counter pharmaceuticals and toiletries products.

     Ronald B. Pope has served as Covenant's Senior Vice President - Sales and Marketing since 1998 and was the Company's Vice President - Sales and Marketing since 1993, having previously served as Covenant's sales manager for the western region since December 1990. Mr. Pope has over 25 years of sales and marketing experience in the trucking industry.

     William T. Alt has engaged in the private practice of law since 1962 and has served as outside counsel to the Company since 1986.

     Robert E. Bosworth has served as a director of the Company since 1998. He is the Vice President of Corporate Finance for the Livingston Company, a merchant bank. From February 1998 until February 2001, Mr. Bosworth was a business and management consultant to various corporations in the Chattanooga area. Prior to February 1998, Mr. Bosworth served for more than five years as Executive Vice President and Chief Financial Officer of Chattem, Inc., a publicly-held company, headquartered in Chattanooga, Tennessee, involved in the manufacturing and marketing of over-the-counter pharmaceuticals and toiletries products. Mr. Bosworth is a director of Chattem, Inc.

     Hugh O. Maclellan,  Jr. is President of the Maclellan Foundation,  Inc. and
serves  on  the  Boards  of   UnumProvident   Corporation   and  SunTrust  Bank,
Chattanooga, N.A.

     Mark A. Scudder has been an attorney for more than eight years with Scudder Law Firm, P.C., L.L.O., Lincoln, Nebraska, the Company's outside corporate and securities counsel. Mr. Scudder is on the board of managers of eScout LLC, a private limited liability company engaged in the operation of an e-commerce marketplace for businesses and banks. Mr. Scudder is also a director of Knight Transportation, Inc., a truckload carrier with common stock traded on the Nasdaq National Market. Another principal of Scudder Law Firm, P.C., L.L.O. serves as a director of Swift Transportation Co., Inc., a nationwide truckload carrier with common stock traded on the Nasdaq National Market.

Meetings and Compensation

     Board of Directors. The Board of Directors of the Company held four regularly scheduled meetings and three special meetings during the fiscal year ended December 31, 2001. No director attended less than 75% of the meetings of the Board of Directors or any committee on which he served. Directors who are not employees of the Company received an annual retainer of $10,000 plus $1,000 per Board of Directors meeting attended in person, $500 per Board of Directors meeting attended by telephone, and reimbursement of expenses incurred in attending such Board meetings. Compensation for each of the non-employee directors in 2001 was $15,500 for each of Messrs. Alt, Bosworth, and Scudder, and $14,000 for Mr. Maclellan. In May 2001, the Board of Directors granted each non-employee director an option to purchase 2,500 shares of the Company's Class A Common Stock, under the Outside Director Stock Option Plan, at $16.79 per share, the fair market value on the date of the grant. The options immediately vested and must be exercised within ten (10) years of the date of the grant. The option grant was in lieu of an increase in cash compensation.

     Compensation Committee. The Compensation Committee of the Board of Directors met twice during 2001. This committee reviews all aspects of compensation of the Company's executive officers and makes recommendations on such matters to the full Board of Directors. The Compensation Committee Report on Executive Compensation for 2001 is set forth below. See "Compensation Committee Report on Executive Compensation."

     Audit Committee and Audit Committee Report. The Audit Committee met five times during 2001. Messrs, Alt, Bosworth, and Maclellan served as the Audit Committee. The responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below. All of the members of the Audit Committee are independent directors, as defined in the NASDAQ Stock Market's Listing Rule 4200. The Audit Committee has been operated pursuant to a written charter detailing its duties since May 18, 2000. In performing its duties, the Audit Committee, as required by applicable Securities and Exchange Commission rules, issues a report recommending to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K, and certain other matters, including the independence of the Company's outside public accountants. The 2001 Report of the Audit Committee is set forth below.

     The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent the Company incorporates such report by specific reference.

                         Audit Committee Report for 2001

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains independent public accountants who are responsible for conducting an independent audit of the Company's financial statements, in accordance with generally accepted accounting principles, and issuing a report thereon. In performing its duties, the Audit Committee has discussed the Company's financial statements with management and the Company's independent auditors and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent public accountants. For the fiscal year ended December 31, 2001, the Audit Committee (1) reviewed and discussed the audited financial statements with management and KPMG LLP, the Company's independent auditors; (2) discussed with the auditors the matters required to be disclosed by Statement on Auditing Standards No. 61; and (3) received and discussed with the independent auditors the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1. Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

                                Audit Committee:
                                William T. Alt
                                Robert E. Bosworth
                                Hugh O. Maclellan, Jr.


     Nominating Committee. The Board does not maintain a standing nominating committee or other committee performing similar functions.

     Compensation Committee Interlocks and Insider Participation. Messrs. Alt, Bosworth, Maclellan, and Scudder served as the Compensation Committee in 2001. None of such individuals has been an officer or employee of the Company. Mr. Scudder's law firm serves as the Company's corporate and securities counsel and earned approximately $176,705 in fees for legal services during 2001.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 2001, the Company engaged in transactions with Clyde M. Fuller, a holder of approximately 10.1% of the Company's outstanding Common Stock. He is the stepfather of David R. Parker and is employed by the Company at a nominal salary. The terms of all transactions were negotiated by Mr. Fuller and Mr. Parker. Tenn-Ga Truck Sales, Inc., a corporation wholly owned by Mr. Fuller, purchased used tractors from the Company for approximately $600,000 during 2001. The Company believes the price represented fair market value. In February 2000, the Company sold approximately 2.5 acres of land to Mr. Fuller for $88,000 in the form of a non-interest-bearing promissory note with an 18-month term. The note was paid in full in September 2001. J-Mar Truck Lines, Inc. ("J-Mar"), a corporation wholly owned by Mr. Fuller, had certain equipment repairs made at the Company's repair facilities. J-Mar was charged $61,210 for the equipment repairs, an amount representing the Company's cost of such repairs.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the four other named executive officers of the Company (the "Named Officers"), for services in all capacities to the Company for the fiscal years ended December 31, 2001, 2000, and 1999.

                           Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------------------------
                                      Annual Compensation                          Long Term Compensation
                                                                              ---------------------------------
                                                                                    Awards             Payouts
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                          Securities
                                                                             Restricted   Underlying
  Name and Principal                                        Other Annual      Stock       Options        LTIP        All Other
      Position              Year     Salary     Bonus(1)   Compensation(2)   Award(s)     (#)(1)      Payouts     Compensation(3)
-----------------------------------------------------------------------------------------------------------------------------------
David R. Parker            2001     $525,000      -              -              -           10,000       -            $5,987
Chairman, President, and   2000     $509,135      -              -              -          120,000       -            $5,407
Chief Executive Officer    1999     $496,875   $216,176          -              -           17,206       -            $9,376
-----------------------------------------------------------------------------------------------------------------------------------
Michael W. Miller
Executive Vice President   2001     $245,001      -           $27,600           -           10,000       -               -
and Chief Operating        2000     $241,250      -           $27,600           -           60,000       -               -
Officer                    1999     $226,912   $ 98,938          -              -           13,298       -               -
-----------------------------------------------------------------------------------------------------------------------------------
Joey B. Hogan
Senior Vice President      2001     $175,000      -              -              -           10,000       -               -
and Chief Financial        2000     $166,539      -              -              -           50,000       -               -
Officer                    1999     $155,770   $ 68,157          -              -           12,272       -               -
-----------------------------------------------------------------------------------------------------------------------------------
Ronald B. Pope             2001     $150,001      -              -              -            7,500       -               -
Senior Vice                2000     $145,193      -              -              -           30,000       -               -
President-Sales/Marketing  1999     $124,016   $ 54,656          -              -            9,322       -               -
-----------------------------------------------------------------------------------------------------------------------------------
R. H. Lovin, Jr.           2001     $118,000      -           $13,200           -            7,500       -               -
Vice President-            2000     $113,879      -           $13,200           -           40,000       -               -
Administration             1999     $106,732   $ 47,336          -              -            9,078       -               -
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------
(1) No bonus was paid in 2001 or 2000. For prior years, amount reflects cash portion of bonus earned by the Named Officer during the fiscal year covered. In 1999, the cash portion is equal to 75% of the bonus earned under the Named Officers' bonus program. In accordance with the program, the remaining 25% was paid through issuance of immediately exercisable stock options at the rate of an option on 100 shares for each $1,000 of bonus payment foregone. For 1999, the Named Officers received options under the bonus program to purchase the following number of shares at the $13.125 fair market value on February 29, 2000 (the date of the grant), to purchase the following number of shares of Class A Common Stock: David Parker - 7,206; Michael Miller - 3,298; Joey Hogan - 2,272; Ronald Pope - 1,822; and R.H. Lovin, Jr. - 1,578.

(2) For all Named Officers other than Michael W. Miller and R.H. Lovin, Jr., other annual compensation did not exceed 10% of such Named Officer's total salary for any reported year. The amounts listed for Messrs. Miller and Lovin reflect the amount of the Company car allowance for each.

(3)  Reportable   portion  of  premiums  paid  on  split-dollar  life  insurance policies.

The following table lists stock options granted to the Named Officers during the fiscal year ended December 31, 2001. The Company has not granted any stock appreciation rights ("SARs").

                                          Option/SAR Grants in Last Fiscal Year
---------------------------------------------------------------------------------------------------------------------------
                                                                                                   Potential realizable
                                                                                                 value at assumed annual
                                                                                                   rates of stock price
                                                                                                 appreciation for option
                                      Individual Grants                                                    term
---------------------------------------------------------------------------------------------------------------------------
                            Number of
                           securities         Percent of total          Exercise
                           underlying       options/SARs granted        or base
                             options      to employees in fiscal         price      Expiration
        Name               granted (#)             year                  ($/Sh)        Date        5% ($)        10% ($)
---------------------------------------------------------------------------------------------------------------------------
David R. Parker                10,000             4.0%                   16.79     05/17/2011      105,591       267,589
---------------------------------------------------------------------------------------------------------------------------
Michael W. Miller              10,000             4.0%                   16.79     05/17/2011      105,591       267,589
---------------------------------------------------------------------------------------------------------------------------
Joey B. Hogan                  10,000             4.0%                   16.79     05/17/2011      105,591       267,589
---------------------------------------------------------------------------------------------------------------------------
Ronald B. Pope                  7,500             3.0%                   16.79     05/17/2011       79,194       200,692
---------------------------------------------------------------------------------------------------------------------------
R.H. Lovin, Jr.                 7,500             3.0%                   16.79     05/17/2011       79,194       200,692
---------------------------------------------------------------------------------------------------------------------------

     The following table demonstrates the options under the Plan that were exercised during the fiscal year ended December 31, 2001, by the Named Officers.

                        Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
--------------------------------------------------------------------------------------------------------------------------
                                                           Number of Securities
                              Shares                   Underlying Unexercised Option          Value of Unexercised
                             Acquired       Value           at Fiscal Year End                    In-the-Money
                           on Exercise    Realized                 (#)                   Options at Fiscal Year End(1) ($)
        Name                   (#)          ($)        Exercisable      Unexercisable      Exercisable     Unexercisable
---------------------------------------------------------------------------------------------------------------------------
David R. Parker                -0-          -0-         205,874           93,332            471,561          618,744
---------------------------------------------------------------------------------------------------------------------------
Michael W. Miller              -0-          -0-          88,966           53,332            221,681          300,344
---------------------------------------------------------------------------------------------------------------------------
Joey B. Hogan                  -0-          -0-          55,607           51,665            180,742          247,275
---------------------------------------------------------------------------------------------------------------------------
Ronald B. Pope                5,000       24,165         41,822           30,000            111,622          145,663
---------------------------------------------------------------------------------------------------------------------------
R. H. Lovin, Jr.              9,078       38,786         57,334           36,666            118,932          198,724
---------------------------------------------------------------------------------------------------------------------------

-----------------------------

(1) Based on the $15.96 closing price of the Company's Class A Common Stock on December 31, 2001.

     The Company does not have a long-term incentive plan or a defined benefit or actuarial plan and has never issued any stock appreciation rights.

Employment Agreements

     The Company currently does not have any employment, severance, or change-in-control agreements with any of its executive officers. However, under certain circumstances in which there is a change of control, holders of outstanding stock options granted under the Plan may be entitled to exercise such options notwithstanding that such options may otherwise not have been fully exercisable. The Board of Directors has the authority to extend similar rights to holders of additional awards under the Plan.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors prepared the following report on executive compensation.

     The approach to determining executive compensation generally consists of three elements: base salary, annual stock option grants, and an annual bonus. For 2001, the Chief Executive Officer participated in the same program as the other executive officers and was evaluated on the same basis as the other executive officers. The Compensation Committee believes that the annual bonus program directly links corporate performance to executive compensation. The Compensation Committee also believes that the annual stock option grants and the stock-based component of the annual bonus indirectly link executive compensation to corporate performance to the extent corporate performance is reflected in the Company's stock price.

     The Compensation Committee has reviewed the base salaries of its executive officers and believes such salaries are generally comparable to those earned by similarly-situated executives. Under the executive compensation program, increases in base salaries are intended to slow after executives reach target salaries identified by the Compensation Committee. The Compensation Committee may adjust the targets as executives assume additional responsibilities. In 2001, the Company continued to move Mr. Hogan toward his target salary. Mr. Parker's salary, which was increased to $525,000 in May of 2000, remained the same for 2001. In view of financial results for the Company that were below expectations, the Company's other executives received minimal raises.

     The annual stock option element of the compensation program provides that each executive will be granted an annual stock option to purchase up to 10,000 shares of the Company's Class A Common Stock at the market price on the date of the annual meeting under the Company's incentive stock plan for key employees. Stock options granted since July of 2000 vest ratably over three years and expire ten years from the date of grant. Certain options granted prior to 1998 vest ratably over five years and expire ten years from the date of grant. The Compensation Committee believes that a multi-year granting and vesting schedule will encourage the executives to remain with the Company.

     The annual bonus element of the compensation program permits the executives to earn a percentage of their salary based upon the achievement of individual and corporate goals for that year. For senior management, 60% to 75% of the bonus is based upon attaining or exceeding the earnings per share target established at the beginning of the year. The remainder of the bonus is based upon achieving certain individual goals that are established at the beginning of each year. The Board of Directors establishes the goals for the Chief Executive Officer, and the Chief Executive Officer establishes the goals for the rest of the executives.

     The initial bonus amounts for the executives are adjusted up or down based upon the Company's ranking among its peer group of companies in the following performance measures: revenue growth, earnings per share growth, pretax margin, and return on average equity. The peer group identified by the Compensation Committee consists of Swift Transportation, Werner Enterprises, USA Truck, Inc., U.S. Xpress Enterprises, and Transport Corp. of America. The annual bonus for senior management is limited to 75% of the executive's base salary. The Company must achieve its earnings per share goal for any individual bonus to be paid. There is an exception for individual goal bonuses to be paid if the Company achieves at least a threshold percentage of the earnings per share goal and ranks first or second in its peer group.

     The executives currently must accept at least 25% of their annual bonus in the form of stock-based compensation and may choose to receive up to 100% of the bonus in the form of stock-based compensation. The Compensation Committee believes that this bonus program provides incentives to grow earnings per share, achieve individual goals, and perform at or above the level of peer companies. For 2001, the Company was ranked fourth of six by the Compensation Committee among its peer group in the designated performance measures and each of the Named Officer executives met at least 75% of his established personal goals. However, the Company did not achieve the designated percentage of its earnings per share goal. Accordingly, no bonuses were earned for 2001.

                                 Compensation Committee

                                 William T. Alt
                                 Robert E. Bosworth
                                 Hugh O. Maclellan, Jr.
                                 Mark A. Scudder

The Compensation Committee Report on executive compensation, and the performance graph appearing later in this Proxy Statement shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any filing incorporating this proxy statement by reference, except to the extent the Company incorporates this report and graph by specific reference.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

     The following table sets forth, as of March 20, 2002, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Officer of the Company, and by all directors and executive officers of the Company as a group.

------------------------------------------------------------------------------------------------------------------------------
                                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------
                                                                                 Amount & Nature
                                                                                  of Beneficial
     Title of Class               Name of Beneficial Owner(1)                      Ownership(2)         Percent of Class
------------------------------------------------------------------------------------------------------------------------------
                                                                                                        35.74% of Class A
  Class A & Class B     David R. Parker &                                                               100.0% of Class B
        Common          Jacqueline F. Parker                                      6,626,357(3)           46.29% of Total
------------------------------------------------------------------------------------------------------------------------------
    Class A Common      Michael W. Miller                                            95,633                     *
------------------------------------------------------------------------------------------------------------------------------
    Class A Common      R. H. Lovin, Jr.                                             58,834
------------------------------------------------------------------------------------------------------------------------------
    Class A Common      Joey B. Hogan(4)                                             72,608                     *
------------------------------------------------------------------------------------------------------------------------------
    Class A Common      Ronald B. Pope                                               47,369                     *
------------------------------------------------------------------------------------------------------------------------------
                        William T. Alt
                        300 Forest Avenue
    Class A Common      Chattanooga, TN  37405                                       10,500                     *
------------------------------------------------------------------------------------------------------------------------------
                        Hugh O. Maclellan, Jr.
                        501 Provident Building
    Class A Common      Chattanooga, TN  37402                                       26,000                     *
------------------------------------------------------------------------------------------------------------------------------
    Class A Common      Mark A. Scudder(5)                                           15,150                     *
------------------------------------------------------------------------------------------------------------------------------
                        Robert E. Bosworth(6)
                        174 Meadow Pond Run
    Class A Common      Lookout Mountain, GA  30750                                  24,500                     *
------------------------------------------------------------------------------------------------------------------------------
                                                                                                        12.05% of Class A
    Class A Common      Clyde M. Fuller(7)                                          1,416,667            10.05% of Total
------------------------------------------------------------------------------------------------------------------------------
                                                                                                        9.15% of Class A
    Class A Common      Dimensional Fund Advisors Inc.(8)                           1,074,900             7.62% of Total
------------------------------------------------------------------------------------------------------------------------------
                                                                                                        5.77% of Class A
    Class A Common      Rutabaga Capital Management(9)                               675,500             4.79% of Total
------------------------------------------------------------------------------------------------------------------------------

  Class A & Class B     All directors and executive officers as a group
        Common          (9 persons)                                                 6,976,951            47.70% of Total
------------------------------------------------------------------------------------------------------------------------------

------------------------------------

*    Less than one percent (1%).

(1) The business address of Mr. and Mrs. Parker, Mr. Lovin, Mr. Hogan, Mr. Pope, Mr. Miller, and Mr. Fuller is 400 Birmingham Highway, Chattanooga, TN 37419.

(2) In accordance with applicable rules under the Securities Exchange Act of 1934, as amended, the number of shares of Class A Common Stock beneficially owned includes the following shares underlying stock options that are exercisable or will become exercisable within 60 days following March 20, 2002: Mr. Parker - 212,541; Mr. Miller - 95,633; Mr. Lovin - 58,834; Mr.
     Pope - 46,822;  Mr.  Hogan - 67,274;  Mr.  Alt - 10,500;  Mr.  Maclellan  -
     10,500; Mr. Scudder - 10,500; and Mr. Bosworth - 10,500. The beneficial ownership also includes the following shares held by the Named Officer in the Company's 401(k) Plan: Mr. Parker - 8,816; Mr. Miller - 0; Mr. Lovin - 0; Mr. Hogan - 1,934; and Mr. Pope - 447.

(3) Includes 4,055,000 shares of Class A Common Stock and 2,350,000 shares of Class B Common Stock, of which are all owned by Mr. and Mrs. Parker as Joint Tenants with Rights of Survivorship, except 200,000 shares of Class A Common Stock owned by the Parker Family Limited Partnership, of which Mr. and Mrs. Parker are general partners. Also includes 212,541 shares of Class A Common Stock underlying stock options granted to

     Mr. Parker that are exercisable or will become exercisable within 60 days following March 20, 2002, and 8,816 shares held by Mr. Parker in the Company's 401(k) Plan.

(4) Includes 3,400 shares of Class A Common Stock owned by Joey B. Hogan and Melinda J. Hogan, as joint tenants. Also includes 67,274 shares of Class A Common Stock underlying stock options granted to Mr. Hogan that are exercisable or will become exercisable within 60 days following March 20, 2002.

(5) Mr. Scudder's business address is 411 S. 13th Street, Suite 200, Lincoln, NE 68508. His holdings include 300 shares of Class A Common Stock held as custodian for a minor child under the Uniform Gifts to Minors Act, as to which beneficial ownership is disclaimed. Also includes 10,500 shares of Class A Common Stock underlying stock options granted to Mr. Scudder that are exercisable or will become exercisable within 60 days of March 20, 2002.

(6) Mr. Bosworth's holdings include 11,000 shares of Class A Common Stock held by Hamico, Inc., a charitable foundation for which Mr. Bosworth serves as director and executive officer. Mr. Bosworth disclaims beneficial ownership of all such shares held by Hamico, Inc. Also includes 10,500 shares of Class A Common Stock underlying stock options granted to Mr. Bosworth that are exercisable or will become exercisable within 60 days of March 20, 2002.

(7) Includes 1,377,500 shares of Class A Common Stock and 39,167 shares of Class A Common Stock underlying exercisable stock options.

(8) As reported on Form 13G/A filed with the SEC February 12, 2002. The business address of Dimensional Fund Advisors Inc., a Delaware corporation, is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(9) As reported on Form 13G filed with the SEC December 18, 2001. The business address of Rutabaga Capital Management, a Massachusetts entity, is 64 Broad Street, 3rd Floor, Boston, MA 02109.

                             STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                 PERFORMANCE GRAPH FOR COVENANT TRANSPORT, INC.

     The following graph compares the cumulative total stockholder return of the Company's Class A Common Stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing December 31, 1996, and ending December 31, 2001.



                            GRAPH WAS CENTERED HERE
                                IN PRINTED FORM



Prepared  by CRSP  (www.crsp.uchicago.edu),  Center  for  Research  in  Security
Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

     The stock performance graph assumes $100 was invested on December 31, 1996. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799 US & Foreign. The Company will provide the names of all companies in such index upon request.

             SECTION 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that its officers, directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year.

                                   PROPOSAL 2
                    RATIFICATION OF SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG LLP as independent public accountants for the Company for the fiscal year ending December 31, 2002. KPMG LLP has served as independent public accountants for the Company since September, 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     Effective September 12, 2001, the Company's Board of Directors, with the approval of the audit committee, approved a change in the Company's independent accountants for the fiscal year ended December 31, 2001 from PricewaterhouseCoopers LLP to KPMG LLP, and dismissed PricewaterhouseCoopers LLP as independent accountants. The Company solicited and received formal proposals for accounting and tax services from several accounting firms during the two months prior to the change.

     In connection with the audits of the two fiscal years ended December 31, 2000, and during the subsequent interim period through September 12, 2001, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to such matter in their accountant's report on the financial statements for such years. No reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred within the Company's two fiscal years ended December 31, 2000, or the interim period through September 12, 2001.

     The audit reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company as of and for the two fiscal years ended December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two fiscal years ended December 31, 2000, and the subsequent interim period through September 12, 2001, the Company did not consult with KPMG LLP on any matter which was the subject of any disagreement or any reportable event as defined in Regulation S-K Item 304 (a)(1)(iv) and Regulation S-K Item 304 (a)(1)(v), respectively, or on the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements relating to which either a written report was provided to the Company or oral advice was provided that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue.

                       Fiscal Year 2001 Audit Fee Summary

     During fiscal year 2001, KPMG LLP provided services in the following categories to the Company in the following amounts: \

       Audit fees                                                  $115,500
       Financial information systems design & implementation fees  $      0
       All other fees:
         Audit related fees                          $ 36,500
         Other non-audit services (principally tax
         compliance and tax consulting services)     $160,500
                                                     --------
       Total all other fees                                        $197,000

The Audit Committee considers the provision of non-audit services by the Company's auditor to be compatible in maintaining auditor independence.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2003 Annual Meeting of the Stockholders of the Company must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before December 10, 2002, to be included in the Company's proxy material related to that meeting.

                                  OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                            Covenant Transport, Inc.


                            /s/ David R. Parker
                            David R. Parker
                            Chairman of the Board
April 15, 2002

                                      PROXY
                            COVENANT TRANSPORT, INC.
              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 16, 2002
          Solicited on Behalf of the Board of Directors of the Company

     The undersigned holder(s) of Class A and/or Class B Common Stock (individually or together referred to as "Common Stock") of Covenant Transport, Inc., a Nevada corporation (the "Company"), hereby appoint(s) David R. Parker, R.H. Lovin, Jr., and Joey B. Hogan, and each or any of them, attorneys and proxies of the undersigned, with power of substitution, to vote all of the Common Stock which the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's Corporate Headquarters at 400 Birmingham Highway, Chattanooga, Tennessee, on Thursday, May 16, 2002, at 10:00 a.m., Eastern Time, and at any adjournment thereof, as follows:

1. Election of Directors
     [ ] FOR all nominees listed below  [ ] WITHHOLD AUTHORITY to
         (except as marked to the           vote for all nominees listed below
         contrary below)

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.
      David R. Parker  Michael W. Miller      R.H. Lovin, Jr.    Mark A. Scudder
      William T. Alt   Hugh O. Maclellan,Jr.  Robert E. Bosworth

2. Approval of the appointment of KPMG LLP as independent public accountants of the Company for the year ending December 31, 2002.
       [ ] FOR          [ ] AGAINST            [ ] ABSTAIN

3. In their discretion, the attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.
       [ ] GRANT AUTHORITY            [ ] WITHHOLD AUTHORITY
           to vote                        to vote

                  (Continued and to be signed on reverse side)

                           (Continued from other side)

     A vote FOR Proposals 1 and 2, and granting the proxies discretionary authority is recommended by the Board of Directors of the Company. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR proposals 1 and 2, and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

The undersigned acknowledges receipt of the Notice and Proxy Statement for the 2002 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2001.

                                            Dated _______________________, 2002


                                    ____________________________________________

                                    ____________________________________________
                                                     Signature(s)

                    Stockholders should date this proxy and sign here exactly as name appears at left. If proxy is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians, and others signing in a representative capacity should indicate the capacity in which they sign.